Exhibit 99.2

SYMYX TECHNOLOGIES, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

Introduction

On October 1, 2007, Symyx Technologies, Inc. (the “Company” or “Symyx”) completed the purchase of all of the outstanding capital stock of MDL Information Systems, Inc., a Delaware corporation, MDL Information Systems AG, a company organized under the laws of Switzerland, MDL Information Systems KK, a company organized under the laws of Japan, and MDL Information Systems (Sweden) AB, a company organized under the laws of Sweden, along with certain assets of Elsevier Limited, a company organized under the laws of England and Wales (“Elsevier UK”), and MDL Information Systems (UK) Limited, a company organized under the laws of England and Wales (“MDL (UK) Limited”), collectively the MDL Information Systems Business, pursuant to the terms of the Sale Agreement (the “Agreement”), dated August 9, 2007, by and among the Company, Elsevier Inc., a New York corporation, Elsevier Swiss Holdings S.A., a company organized under the laws of Switzerland, Elsevier Japan KK, a company organized under the laws of Japan, Elsevier UK and MDL (UK) Limited, for $123 million in cash, subject to a working capital adjustment as set forth in the Agreement. Of the $123 million purchase price, the parties placed $10 million in escrow pending their determination of any detriments suffered or benefits enjoyed by the MDL Information Systems Business as a result of pre-closing intercompany transactions by the MDL Information Systems Business.

The following unaudited condensed combined pro forma financial statements were prepared using the purchase method of accounting and were based on the historical financial statements of Symyx and MDL Information Systems Business. The unaudited condensed combined pro forma balance sheet gives pro forma affect to the transaction as if it had occurred on September 30, 2007. The accompanying unaudited condensed combined pro forma statements of operations for the nine-month period ended September 30, 2007 and for the year ended December 31, 2006 combine Symyx’s historical operations with the historical operations of the MDL Information Systems Business as if the transaction had occurred on January 1, 2007 and 2006, respectively.

The unaudited condensed combined pro forma financial statements and notes thereto should be read in conjunction with Symyx’s consolidated annual financial statements filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the year ended December 31, 2006, Symyx’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, and the financial statements of the MDL Information Systems Business as filed as Exhibit 99.1 of this Amendment No. 2 of Form 8-K.

The unaudited condensed combined pro forma financial statements are presented for illustrative purpose only, and the pro forma adjustments are based on a preliminary valuation of the estimated fair values of the net assets acquired. Such information is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition been completed at the dates indicated or what the results will be for any future periods.

SYMYX TECHNOLOGIES, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
(in thousands)

	September 30, 2007		PRO FORMA
	Symyx	MDL Information Systems Business	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$142,837	$-	$(117,300	) [a]	$25,537
Available-for-sale securities	49,696	-	-		49,696
Accounts receivable, net	6,977	6,070	-		13,047
Inventories	7,736	10	-		7,746
Deferred tax assets and other current assets	6,453	4,028	(4,711	) [g]	5,770
Total current assets	213,699	10,108	(122,011)		101,796

Property, plant and equipment, net	29,687	5,223	-		34,910
Intangible assets, net	10,637	4,675	54,325	[b]	69,637
Goodwill	18,070	21,896	77,588	[c]	117,554
Long-term investments	13,500	-	-		13,500
Deferred tax and other assets	8,177	5,950	(12,716	)[d],[g]	1,411
Total assets	$293,770	$47,852	$(2,814)		$338,808

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$19,262	$11,354	$8,790	[e]	$39,406
Income tax payable	13,661	-	-		13,661
Current deferred tax liability	-	288	-		288
Short-term deferred revenue	6,531	30,756	(19,907	) [f]	17,380
Total current liabilities	39,454	42,398	(11,117)		70,735

Long-term deferred revenue	-	3,171	(2,052	) [f]	1,119
Noncurrent deferred tax liabilities	829	-	15,138	[g]	15,967
Total liabilities	40,283	45,569	1,969		87,821

Total stockholders' equity	253,487	2,283	(4,783	) [h]	250,987
Total liabilities and stockholders’ equity	$293,770	$47,852	$(2,814)		$338,808

See accompanying notes to unaudited condensed combined pro forma financial statements.

SYMYX TECHNOLOGIES, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Nine Months Ended
	September 30, 2007		PRO FORMA
	Symyx	MDL Information Systems Business	Adjustments		Combined
Service revenue	$40,629	$24,472	$-		$65,101
Product revenue	16,699	-	-		16,699
Content revenue	-	24,115	-		24,115
License fees and royalties	19,249	9,074	-		28,323
Total revenue	76,577	57,661	-		134,238

Cost of goods sold	7,628	16,513	-		24,141
Research and development	49,067	21,378	(868	) [i]	69,577
Selling, general and administrative	29,014	15,122	-		44,136
Amortization of intangible assets arising from business combinations	2,881	-	6,822	[j]	9,703
Total operating expenses	88,590	53,013	5,954		147,557
Income (loss) from operation	(12,013)	4,648	(5,954)		(13,319)
Gain from sale of equity interest in Ilypsa, Inc.	40,826	-	-		40,826
Interest and other income, net	5,306	557	(4,546	) [k]	1,317
Income before provision for income taxes and equity in loss	34,119	5,205	(10,500)		28,824
Provision for income taxes	(11,678)	(2,150)	4,200	[l]	(9,628)
Equity in loss from Visyx Technologies Inc.	(328)	-	-		(328)
Net income	$22,113	$3,055	$(6,300)		18,868

Net Income per share:
Basic	$0.67				$0.57
Diluted	$0.66				$0.56
Weighted average number of shares outstanding:
Basic	33,142				33,142
Diluted	33,521				33,521

See accompanying notes to unaudited condensed combined pro forma financial statements.

SYMYX TECHNOLOGIES, INC.
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Twelve Months Ended
	December 31, 2006		PRO FORMA
	Symyx	MDL Information Systems Business	Adjustments		Combined
Service revenue	$57,933	$37,175	$-		95,108
Product revenue	33,526	-	-		33,526
Content revenue	-	31,656	-		31,656
License fees and royalties	33,441	12,256	-		45,697
Total revenue	124,900	81,087	-		205,987

Cost of goods sold	11,811	21,597	-		33,408
Research and development	65,060	29,395	(302	) [i]	94,153
Selling, general and administrative	35,224	23,680	-		58,904
Acquired in-process research and development	1,392	-	-		1,392
Amortization of intangible assets arising from business combinations	4,270	-	9,096	[j]	13,366
Total operating expenses	117,757	74,672	8,794		201,223
Income from operations	7,143	6,415	(8,794)		4,764
Interest and other income, net	7,709	43	(6,062	) [k]	1,690
Income before provision for income taxes and equity in loss	14,852	6,458	(14,856)		6,454
Provision for income taxes	(6,382)	(2,667)	5,942	[l]	(3,107)
Equity in loss from Visyx Technologies Inc.	(186)	-	-		(186)
Net income	$8,284	$3,791	$(8,914)		$3,161

Net Income per share:
Basic	$0.25				$0.10
Diluted	$0.24				$0.09
Weighted average number of shares outstanding:
Basic	33,199				33,199
Diluted	34,214				34,214

See accompanying notes to unaudited condensed combined pro forma financial statements.

SYMYX TECHNOLOGIES, INC.
NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation

The unaudited condensed combined pro forma balance sheet as of September 30, 2007 and the unaudited condensed combined pro forma statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 are based on the historical financial statements of Symyx Technologies, Inc. (“Symyx”) and the MDL Information Systems Business (“MDL”). Symyx accounts for the acquisition of MDL under Financial Accounting Standards Board Statement No. 141, Business Combinations. In accordance with business combination accounting, Symyx will allocate the purchase price of acquired companies to the tangible and intangible assets acquired, liabilities assumed as well as in-process technology based on their estimated fair values. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. Symyx’s management has made significant assumptions and estimates in determining the preliminary purchase price and the preliminary allocation of the estimated purchase price in the unaudited condensed combined pro forma financial statements.

The unaudited condensed combined pro forma financial statements are not intended to represent or be indicative of the consolidated financial position or results of operations of Symyx that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Symyx.

The unaudited condensed combined pro forma financial statements do not reflect any operating synergies, revenue enhancement, or cost savings that Symyx may achieve with respect to the combined companies.

The preliminary allocation of the purchase price used in the unaudited condensed combined pro forma financial statements is based upon preliminary estimates. The estimates and assumptions are subject to change, including change in the fair value of assets acquired upon the finalization of the MDL valuation report, change of purchase price upon mutual confirmation of the final working capital adjustment, and change in estimated restructuring costs upon completion of exit activities related to the acquisition. These changes may materially affect the pro forma financial position presented and the amortization of intangible assets recorded in the pro forma results of operations.

2.	Preliminary Purchase Price Allocation

The following table summarizes the estimated total purchase price determined for accounting purposes of these condensed combined pro forma financial statements (in thousands):

Cash paid to Elsevier	$113,000
Cash paid to escrow account	10,000
Estimated working capital adjustments	(5,700)
Estimated acquisition costs	3,942
Total preliminary purchase price	$121,242

The preliminary purchase price was allocated based on the estimated fair value of the tangible and identifiable intangible assets acquired and liabilities assumed in the acquisition. An allocation of the preliminary purchase price was made to major categories of assets and liabilities in the accompanying unaudited condensed combined pro forma financial statements based on the management’s best estimates, assuming the acquisition had closed on September 30, 2007. The excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed was allocated to goodwill.

The following table summarizes the preliminary purchase price allocation (in thousands):

Net liabilities assumed	$(9,610)
Identifiable intangible assets	59,000
In-process technology	2,500
Deferred tax liabilities	(30,132)
Goodwill	99,484
Total preliminary purchase price	$121,242

The components of identifiable intangible assets, their estimated useful lives and associated pro forma amortization expenses are summarized in the following table (in thousands):

	Preliminary Fair Value	Estimated Useful Life	Annual Amortization	Nine Months Amortization
Customer relationships	$33,600	8	$4,200	$3,150
Core technology	10,500	7	1,500	1,125
Proprietary Content	7,800	6	1,300	975
Elsevier license agreement	3,100	3	1,033	775
Third-party license agreements	1,300	3	433	325
Trade name	1,400	3	467	350
Superior-to-market leases	1,300	8	163	122
Total intangible assets acquired	$59,000		$9,096	$6,822

3.	Pro Forma Adjustments

The unaudited condensed combined pro forma financial statements have been prepared as if the acquisition was completed on September 30, 2007 for balance sheet purposes and on January 1, 2007 and 2006 for statements of operations purposes and reflect the following pro forma adjustments:

[a]	To record payment of purchase price of $123 million net of estimated working capital adjustment of $5.7 million.

[b]	To record intangible assets of $59 million from purchase price allocation, less intangible assets of $4.7 million previously recorded in MDL’s financial statements.

[c]	To record the difference between estimated goodwill of $99.5 million resulting from the acquisition and goodwill of $21.9 million previously recorded in MDL’s financial statements.

[d]	To reclassify previously capitalized acquisition costs to goodwill.

[e]	To adjust other accrued liabilities as follows (in thousands)

Estimated additional acquisition costs	$660
Estimated restructuring costs related to the acquisition	8,130
Total adjustments to other accrued liabilities	$8,790

[f]	To adjust MDL’s deferred revenue to fair value, representing the legal performance obligation under MDL’s existing contracts.

[g]	To record net deferred tax liabilities adjustment in connection with the above pro forma adjustment as follows:

Identifiable intangible assets	$59,000
In-process technology	2,500
Deferred revenue	21,959
Estimated restructuring costs related to the acquisition	(8,130)
Total pre-tax adjustments	$75,329
Statutory tax rate	40%
Deferred tax liabilities	$30,132

The above deferred tax liability adjustment has been made to the following lines in the unaudited condensed combined pro forma balance sheet (in thousands):

Net against current deferred tax assets	$4,711
Net against noncurrent deferred tax assets	10,283
Recorded as additional noncurrent deferred tax liabilities	15,138
Total deferred tax liabilities	$30,132

[h]	To adjust stockholders’ equity as follows (in thousands):

Eliminate MDL’s historical net parent investment	$(2,283)
In-process technology	(2,500)
Total adjustments to stockholders' equity	$(4,783)

[i]	To reduce research and development expense by the amortization of previously capitalized software.

[j]	To record amortization expenses for the acquired identifiable intangible assets.

[k]
To record a reduction in interest income by applying a 5% rate of return for the respective periods to the assumed decrease in Symyx’s investment balance of approximately $117.3 million used to acquire MDL.

[l]	To tax effect the pro forma adjustments on statements of operations at statutory rate of 40%.